UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2006

TIM HORTONS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32843	51-0370507
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

874 Sinclair Road, Oakville, Ontario		L6K 2Y1
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	905-339-6511

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Wendy’s International, Inc. ("Wendy’s") announced that John T. Schuessler had decided to retire from Wendy’s after more than 30 years with Wendy’s. Mr. Schuessler entered into a Retirement Agreement (the "Agreement") with Wendy’s on April 17, 2006. Pursuant to the terms of the Agreement, Mr. Schuessler resigned as a director of Wendy’s and its subsidiaries and affiliates, and retired as the Chairman of the Board, Chief Executive Officer and President of Wendy’s and as an officer of Wendy’s subsidiaries and affiliates, effective April 17, 2006. He agreed to serve as a consultant to Wendy’s through April 17, 2008.

Pursuant to the terms of the Agreement, Mr. Schuessler also resigned from the Tim Hortons Inc. (the "Company") Board of Directors, as Chairman of the Board and as an officer of the Company’s subsidiaries and affiliates, effective April 17, 2006.

The Board of Directors of the Company is expected to name James V. Pickett, one of its existing directors, as Chairman, succeeding Mr. Schuessler. Mr. Pickett has been a director of Wendy’s since 1982 and was elected Chairman of the Board of Wendy’s on April 17, 2006. Mr. Pickett had been the lead director of the Wendy’s Board and will remain Chairman of its Nominating and Corporate Governance Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

April 18, 2006	By:	Leon M. McCorkle, Jr.

Name: Leon M. McCorkle, Jr.
Title: Vice President and Secretary